Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: John Asher
(502) 636-4586
John.Asher@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS

2009 SECOND-QUARTER RESULTS

•	Company’s Second-Quarter Net Revenues, Net Earnings and EBITDA From Continuing Operations Increase Year-Over-Year Despite Tough Economy

•	Slot-Machine Gaming and Online Businesses Continue to Fuel Company’s Growth

LOUISVILLE, Ky. (July 29, 2009) – Churchill Downs Incorporated (NASDAQ: CHDN) (“Company”) today reported results for the second quarter and six months ended June 30, 2009.

Net earnings from continuing operations for the quarter grew 5 percent to $30.9 million, or $2.20 per diluted common share, compared to net earnings from continuing operations of $29.4 million, or $2.10 per diluted common share, for the same period in 2008. The Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) also grew quarter-over-quarter from $57.5 million in 2008 to $58.6 million in 2009, an increase of 2 percent. The primary drivers for the year-over-year increases in both net earnings and EBITDA from continuing operations were the continued growth of the Company’s online business – including the advance-deposit wagering (“ADW”) platform, TwinSpires.com, which posted gains in net revenues from continuing operations of 35 percent compared to the prior period – and the growth of the Company’s gaming business in Louisiana, which improved its quarter-over-quarter net revenues from continuing operations by 31 percent.

Net revenues from continuing operations for the second quarter of 2009 increased slightly to $180.0 million from $179.3 million recorded during the second quarter of 2008. The growth of the Company’s online and gaming businesses primarily fueled the period-over-period increase in net revenues from continuing operations. That growth was partially offset by a decline in corporate hospitality and admissions revenues generated by Kentucky Derby week, the loss of six racing dates at Churchill Downs driven by a reduced number of entries that resulted in lower wagering revenues, as well as lower pari-mutuel revenues at Arlington Park and Fair Grounds, which the Company believes is attributable to the general weakness of the U.S. economy.

Churchill Downs Incorporated President and Chief Executive Officer Robert L. Evans said, “Despite a tough economy, our Company’s investments in slot-machine gaming and online businesses have helped Churchill Downs Incorporated grow second-quarter net revenues and net earnings from continuing operations year-over-year while also mitigating the continued declines in our Racing Operations. Our signature racing events, the Kentucky Derby and Kentucky Oaks, were not immune to the ongoing recession as many of our corporate clients elected to reduce their 2009 Derby-related marketing and hospitality expenditures. As a result, our profitability

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

from Kentucky Derby week declined by $3.2 million compared to one year ago. We believe this decline occurred under extraordinary economic conditions, and we remain encouraged by the strength of Derby weekend’s other key metrics, including a combined Derby and Oaks on-track attendance of 258,403; two-day total wagering of $186.0 million; and a phenomenal 9.8 national television rating for NBC’s broadcast of the Kentucky Derby race segment, the highest TV rating for the race in 17 years.

“While total U.S. wagering on horse racing for the second quarter of 2009 declined by 11 percent compared to the prior period according to figures published by Equibase, total handle on Churchill Downs Incorporated races dipped by 3 percent during the same period as handle growth through our ADW business helped offset wagering declines at the majority of our racetracks and off-track betting facilities. From April through June 2009, TwinSpires.com experienced an expansion in average daily wagering and average daily active users.

“One of the highlights of the quarter was our experiment with night racing at Churchill Downs Racetrack,” Evans continued. “Lights certainly added a new dimension to our core product on the track, and the great variety of amenities and activities offered throughout our facility – from red carpet entrances and gourmet dinners to a paddock dance club and the ‘Bet Or No Bet’ wagering promotion – attracted 89,115 guests over three evenings and presented horse racing as a fresh and ‘buzz worthy’ entertainment option. We were thrilled with our customers’ responses to these innovations and to learn that ‘Downs After Dark’ had strong appeal for both veteran and novice fans. We are currently examining the financial results of our night racing experiment, and with newly appointed Churchill Downs Racetrack President Kevin Flanery, we will soon determine whether to make night racing a staple of our entertainment offerings.

“June 2009 brought the start of construction on our new slot-machine gaming facility at Calder Casino and Race Course in Miami Gardens, Fla. The 108,000-square foot facility will be adjacent to the racing operation’s grandstand building and will initially offer 1,225 slot machines. Calder’s new gaming facility is scheduled to open early next year.

“The month of June also brought a significant disappointment for the entire Kentucky horse racing industry when the Kentucky Senate President and his supporters blocked passage of House Bill 2 out of committee during a special session called by Gov. Steve Beshear. This action killed legislation that would have authorized video lottery terminals at Kentucky’s racetracks and would have allowed the state’s signature industry to compete on a level playing field. Without this kind of gaming legislation, horse racing in Kentucky will continue to fall behind other states with slots-fed purses. We will continue to work with state lawmakers – regardless of their party affiliation – to pass this legislation and help Kentucky’s largest agribusiness overcome this competitive disadvantage.”

A conference call regarding this news release is scheduled for Thursday, July 30, 2009, at 9 a.m. EDT. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (866) 831-6162 and entering the pass code 76338881 at least 10 minutes before the appointed time. The online replay

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

will be available at approximately noon EDT and continue for two weeks. A two-week telephonic replay will be available one hour after the call ends by dialing (888) 286-8010 and entering 44440874 when prompted for the access code. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business)

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s’ groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the three months ended June 30, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,
	2009	2008	% Change
Net revenues	$180,037	$179,297	—
Operating expenses	116,929	114,669	2
Selling, general and administrative expenses	11,986	13,545	(12)

Operating income	51,122	51,083	—

Other income (expense):
Interest income	264	157	68
Interest expense	(211)	(276)	24
Equity in loss of unconsolidated investments	(395)	(1,140)	65
Miscellaneous, net	400	461	(13)

	58	(798)	F

Earnings from continuing operations before provision for income taxes	51,180	50,285	2
Income tax provision	(20,324)	(20,854)	3

Net earnings from continuing operations	30,856	29,431	5
Discontinued operations, net of income taxes:
Earnings (loss) from operations	5	(19)	F

Net earnings	$30,861	$29,412	5

Net earnings per common share data:
Basic
Net earnings from continuing operations	$2.20	$2.11	4
Discontinued operations	—	—	—

Net earnings	$2.20	$2.11	4

Diluted
Net earnings from continuing operations	$2.20	$2.10	5
Discontinued operations	—	—	—

Net earnings	$2.20	$2.10	5

Weighted average shares outstanding:
Basic	13,573	13,529
Diluted	14,031	13,998

NM: Not meaningful	U: > 100% unfavorable	F: > 100% favorable

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the six months ended June 30, 2009 and 2008

(Unaudited)

(In thousands, except per share data)

	Six Months Ended June 30,
	2009	2008	% Change
Net revenues	$253,774	$245,018	4
Operating expenses	187,212	182,853	2
Selling, general and administrative expenses	24,435	25,702	(5)
Insurance recoveries, net of losses	—	(17,200)	U

Operating income	42,127	53,663	(21)

Other income (expense):
Interest income	387	334	16
Interest expense	(527)	(1,177)	55
Equity in loss of unconsolidated investments	(73)	(1,970)	96
Miscellaneous, net	720	833	(14)

	507	(1,980)	F

Earnings from continuing operations before provision for income taxes	42,634	51,683	(18)
Income tax provision	(16,845)	(21,417)	21

Net earnings from continuing operations	25,789	30,266	(15)
Discontinued operations, net of income taxes:
Earnings (loss) from operations	246	(112)	F

Net earnings	$26,035	$30,154	(14)

Net earnings per common share data:
Basic
Net earnings from continuing operations	$1.84	$2.17	(15)
Discontinued operations	0.02	(0.01)	F

Net earnings	$1.86	$2.16	(14)

Diluted
Net earnings from continuing operations	$1.84	$2.16	(15)
Discontinued operations	0.02	(0.01)	F

Net earnings	$1.86	$2.15	(13)

Weighted average shares outstanding:
Basic	13,573	13,525
Diluted	14,031	14,010

NM: Not meaningful	U: > 100% unfavorable	F: > 100% favorable

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended June 30, 2009 and 2008

(Unaudited)

(In thousands)

	Three Months Ended June 30,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$88,421	$93,661	(6)
Arlington Park	25,361	27,756	(9)
Calder	19,448	18,501	5
Fair Grounds	10,040	11,814	(15)

Total Racing Operations	143,270	151,732	(6)
Online Business	20,794	15,587	33
Gaming	15,389	11,770	31
Other Investments	256	168	52
Corporate	328	40	F

Net revenues from external customers	$180,037	$179,297	—

Intercompany net revenues:
Churchill Downs	$2,205	$1,253	76
Arlington Park	595	652	(9)
Calder	342	179	91
Fair Grounds	—	47	NM

Total Racing Operations	3,142	2,131	47
Online Business	174	—	F
Other Investments	525	555	(5)
Eliminations	(3,841)	(2,686)	(43)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$48,495	$51,858	(6)
Online Business	5,227	1,549	F
Gaming	4,825	4,739	2
Other Investments	442	336	32
Corporate	(403)	(958)	58

Total EBITDA	58,586	57,524	2
Depreciation and amortization	(7,459)	(7,120)	(5)
Interest income (expense), net	53	(119)	F
Income tax expense	(20,324)	(20,854)	3

Net earnings from continuing operations	30,856	29,431	5
Discontinued operations, net of income taxes	5	(19)	F

Net earnings	$30,861	$29,412	5

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the six months ended June 30, 2009 and 2008

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2009	2008	% Change
Net revenues from external customers:
Churchill Downs	$90,492	$96,130	(6)
Arlington Park	41,402	40,769	2
Calder	21,632	21,418	1
Fair Grounds	28,728	32,250	(11)

Total Racing Operations	182,254	190,567	(4)
Online Business	37,444	29,731	26
Gaming	33,264	24,244	37
Other Investments	357	282	27
Corporate	455	194	F

Net revenues from external customers	$253,774	$245,018	4

Intercompany net revenues:
Churchill Downs	$2,205	$1,426	55
Arlington Park	837	862	(3)
Calder	362	200	81
Fair Grounds	580	884	(34)

Total Racing Operations	3,984	3,372	18
Online Business	298	—	F
Other Investments	900	910	(1)
Eliminations	(5,182)	(4,282)	(21)

Intercompany net revenues	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$37,746	$56,462	(33)
Online Business	8,965	2,290	F
Gaming	11,517	9,451	22
Other Investments	820	523	57
Corporate	(1,398)	(1,925)	27

Total EBITDA	57,650	66,801	(14)
Depreciation and amortization	(14,876)	(14,275)	(4)
Interest income (expense), net	(140)	(843)	83
Income tax expense	(16,845)	(21,417)	21

Net earnings from continuing operations	25,789	30,266	(15)
Discontinued operations, net of income taxes	246	(112)	F

Net earnings	$26,035	$30,154	(14)

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Churchill Downs Incorporated Reports 2009 Second-Quarter Results

July 29, 2009

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$14,818	$12,658
Restricted cash	11,169	13,738
Accounts receivable, net	36,719	40,909
Deferred income taxes	5,900	5,900
Income taxes receivable	923	16,895
Other current assets	17,147	10,362

Total current assets	86,676	100,462

Property and equipment, net	372,549	375,418
Goodwill	115,349	115,349
Other intangible assets, net	32,118	32,939
Other assets	10,513	13,499

Total assets	$617,205	$637,667

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$53,534	$40,745
Purses payable	17,583	11,301
Accrued expenses	46,566	43,386
Dividends payable	—	6,767
Deferred revenue	7,454	28,178

Total current liabilities	125,137	130,377

Long-term debt	—	43,140
Convertible note payable, related party	14,444	14,234
Other liabilities	19,605	18,223
Deferred revenue	16,912	18,296
Deferred income taxes	19,506	19,506

Total liabilities	195,604	243,776

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,696 shares issued June 30, 2009 and 13,689 shares issued at December 31, 2008	144,002	142,327
Retained earnings	277,599	251,564

Total shareholders’ equity	421,601	393,891

Total liabilities and shareholders’ equity	$617,205	$637,667

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